                              EMPLOYMENT AGREEMENT

                             EXE TECHNOLOGIES, INC.

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT is made as of the 9th day of August, 1999 by and between Michael Burstein, a resident of the State of Texas (the "Employee"), and EXE Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company").

     WHEREAS, the Company is engaged in the business of providing supply chain execution software and related services to the warehouse, distribution and logistics industries worldwide (the "Business"); and

     WHEREAS, the Company desires to employ the Employee and the Employee desires to be employed by the Company for a period of time in the future upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree as follows:

     1. EMPLOYMENT AND TERM. The Company hereby employs the Employee and the Employee hereby accepts employment with the Company for the position detailed in Schedule A attached hereto (the "Position"), for the period from the date of this Agreement until Employee's employment is terminated hereunder in accordance with Section 8 hereof (the "Term").

     2. DUTIES. During the Term, the Employee shall serve the Company faithfully and to the best of his/her ability and shall devote his/her full time, attention, skill and efforts to the performance of the duties required by or appropriate for the Position. The Employee shall assume such duties and responsibilities as may be customarily incident to such a position, and such additional and other duties as may be assigned to the Employee from time to time by his/her Reporting Manager, including, without limitation, the duties and responsibilities set forth in Schedule A attached hereto. The Employee shall report to the Reporting Manager designated in Schedule A.

     3. OTHER BUSINESS ACTIVITIES. During the Term, the Employee shall not, without the prior written consent of the Company in its sole discretion, directly or indirectly engage in any other business activities or pursuits whatsoever, except activities in connection with charitable or civic activities, personal investments and serving as an executor, trustee or in other similar fiduciary capacity; provided that such activities do not interfere with his/her performance of his/her responsibilities and obligations pursuant to this Agreement. Notwithstanding the foregoing, subject to Sections 5-7 hereof and provided that such activities do not unreasonably interfere with Employee's performance of his responsibilities under this Agreement, Employee is permitted to work for Sequel Systems, Inc. and its successors ("Sequel") to finalize the sale of Sequel (the "Sequel Sale") pursuant to a business combination transaction and any related post-sale matters. Employee has notified Company that he estimates his work on the Sequel Sale will last for approximately 3-4 weeks from the date hereof.

     4. COMPENSATION. The Company shall pay the Employee, and the Employee hereby agrees to accept, as compensation for all services rendered hereunder and for the Employee's intellectual property covenants and assignments and covenant not to compete as provided for in Sections 6 and 7 hereof, the compensation set forth in this Section 4.

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                          EMPLOYMENT AGREEMENT



              4.1 SALARY. The Company shall pay the Employee an initial base salary at the monthly rate detailed in Schedule A attached hereto (the "Base Salary"). The Base Salary shall be inclusive of all applicable income, social security and other taxes and charges that are required by law to be withheld by the Company or are requested to be withheld by the Employee. The Base Salary shall be withheld and paid in accordance with the Company's normal payroll practice for its similarly situated employees from time to time in effect. The Base Salary may be increased from time to time by the Compensation Committee of the Company in its sole discretion.

              4.2 INCENTIVE COMPENSATION PROGRAM. The Employee shall be entitled to participate in the Incentive Compensation Plan that has been established by the Company (the "Incentive Program") based upon the achievement of written individual and corporate objectives determined jointly by the Employee and the Reporting Manager annually. The Employee shall be eligible to receive under the Incentive Compensation Program up to forty percent (40%). Bonuses under the Incentive Program will be payable quarterly in accordance with the Company's normal practices.

              4.3     EQUITY PARTICIPATION.

                      (a) Subject to approval by the Option Committee of the Board, of whose decision the Company is required to notify Employee within 30 days of the date hereof, the Company shall grant to the Employee an initial stock option (the "Initial Option") to purchase Forty Thousand (40,000) shares of the Class B Common Stock, par value $.01 per share, of the Company ("Class B Common Stock"). The Initial Option shall vest in accordance with the schedule set forth on SCHEDULE B and shall be an incentive stock option. The exercise price of the Initial Option shall be the fair market value of the Class B Common Stock on the date of grant, as determined by the Board. The Initial Option shall be subject to and in accordance with the provisions of the Amended and Restated 1997 Stock Option Plan of the Company (the "Plan"), substantially in the form attached hereto as part of SCHEDULE C.

                      (b) The Company may grant to the Employee additional stock options under the Plan as determined by the Option Committee of the Board from time to time in its sole discretion.

                      (c) All shares of Class B Common Stock issued under the Initial Option shall be subject to the terms and provisions of a Stock Purchase and Restriction Agreement as required by the Plan.

              4.4 FRINGE BENEFITS. The Employee shall be entitled to participate in any health or dental programs or other non-salary consideration (disability, vacation, sick leave) as are Company standard. Such programs are described in Schedule D attached hereto.

              4.5 REIMBURSEMENT OF EXPENSES. The Employee shall be reimbursed for all normal items of travel and entertainment and miscellaneous expenses reasonably incurred by him/her on behalf of the Company, provided that such expenses are documented and submitted to the Company all in accordance with the reimbursement policies of the Company as in effect from time to time.

     5. CONFIDENTIALITY. The Employee recognizes and acknowledges that the Proprietary Information (as hereinafter defined) is a valuable, proprietary and unique asset of the Company. As a result, both during the Term and for a period of five (5) years thereafter, the Employee shall not, without the prior written consent of the Company, for any reason either directly or indirectly divulge to any third-party or use for his/her own benefit, or for any purpose other than the exclusive benefit of the Company, any confidential, proprietary, business

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                          EMPLOYMENT AGREEMENT



and technical information or trade secrets of the Company or of any subsidiary or affiliate of the Company (the "Proprietary Information") revealed, obtained or developed in the course of his/her employment with the Company. Proprietary Information shall include, but shall not be limited to: the intangible personal property described in Section 6(b) hereof; any information relating to methods of production, manufacture and research; hardware and software configurations, computer codes or instructions (including source and object code listings, program logic algorithms, subroutines, modules or other subparts of computer programs and related documentation, including program notation), computer inputs and outputs (regardless of the media on which stored or located) and computer processing systems, techniques, designs, architecture, and interfaces; the identities of, the Company's relationship with, the terms of contracts and agreements with, the needs and requirements of, and the Company's course of dealing with, the Company's actual and prospective customers, contractors and suppliers; and any other materials prepared by the Employee in the course of his/her employment by the Company, or prepared by any other employee or contractor of the Company for the Company or its customers (including without limitation concepts, layouts, flow charts, specifications, know-how, user or service manuals, plans, sketches, blueprints, costs, business studies, business procedures, finances, marketing data, methods, plans, personnel information, customer and vendor credit information); and any other materials that have not been made available to the general public. Nothing contained herein shall restrict the Employee's ability to make such disclosures during the course of his/her employment as may be necessary or appropriate to the effective and efficient discharge of the duties required by or appropriate for the Position or as such disclosures may be required by law. Furthermore, nothing contained herein shall restrict the Employee from divulging or using for his/her own benefit or for any other purpose any Proprietary Information that is readily available to the general public so long as such information did not become available to the general public as a direct or indirect result of the Employee's breach of this Section 5. Failure by the Company to mark any of the Proprietary Information as confidential or proprietary shall not affect its status as Proprietary Information under the terms of this Agreement.

     6.       PROPERTY.

              (a) All right, title and interest in and to Proprietary Information shall be and remain the sole and exclusive property of the Company. During the Term, the Employee shall not remove from the Company's offices or premises any documents, records, notebooks, files, correspondence, reports, memoranda or similar materials of or containing Proprietary Information, or other materials or property of any kind belonging to the Company unless necessary or appropriate in accordance with the duties and responsibilities required by or appropriate for the Position and, in the event that such materials or property are removed, all of the foregoing shall be returned to his/her proper files or places of safekeeping as promptly as possible after the removal shall serve its specific purpose. The Employee shall not make, retain, remove and/or distribute any copies of any of the foregoing for any reason whatsoever, except as may be necessary in the discharge of the assigned duties, and shall not divulge to any third person the nature of and/or contents of any of the foregoing or of any other oral or written information to which he/she may have access or with which for any reason he/she may become familiar, except as disclosure shall be necessary in the performance of the duties. Upon the termination of his/her employment with the Company, he/she shall return to the Company all originals and copies of the foregoing then in the possession, whether prepared by the Employee or by others.

              (b) (i) The Employee acknowledges that all right, title and interest in and to any and all writings, documents, inventions, discoveries, computer programs or instructions (whether in source code, object code, or any other form), algorithms, formulae, plans, memoranda, tests, research, designs, innovations, systems, analyses, specifications, models, data, diagrams, flow charts, and/or techniques (whether reduced to written or electronic form or otherwise) that the Employee creates, makes, conceives, discovers or develops, either solely or jointly with any other person, at any time during the Term, whether during working hours or at the Company's facility or at any other time or location, and whether upon the request or suggestion of the Company or otherwise, and that relate to or are useful in any way in connection with the Business now or hereafter carried on by the

                      Confidential        Page 3 of 16

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                          EMPLOYMENT AGREEMENT



Company (collectively, "Intellectual Work Product") shall be the sole and exclusive property of the Company. The Employee shall promptly disclose to the Company all Intellectual Work Product, and the Employee shall have no claim for additional compensation for the Intellectual Work Product.

                  (ii) The Employee acknowledges that all the Intellectual Work Product that is copyrightable shall be considered a work made for hire under United States Copyright Law. To the extent that any copyrightable Intellectual Work Product may not be considered a work made for hire under the applicable provisions of the United States Copyright Law, or to the extent that, notwithstanding the foregoing provisions, the Employee may retain an interest in any Intellectual Work Product that is not copyrightable, the Employee hereby irrevocably assigns and transfers to the Company any and all right, title, or interest that the Employee may have in the Intellectual Work Product under copyright, patent, trade secret, trademark and other intellectual property laws, in perpetuity or for the longest period otherwise permitted by law, without the necessity of further consideration. The Company shall be entitled to obtain and hold in its own name all copyrights, patents, trade secrets, and trademarks with respect thereto.

                  (iii) The Employee shall reveal promptly all information relating to the Intellectual Work Product to an appropriate officer of the Company, cooperate with the Company and execute such documents as may be necessary or appropriate (A) in the event that the Company desires to seek copyright, patent, trademark or other analogous protection thereafter relating to the Intellectual Work Product, and when such protection is obtained, to renew and restore the same, or (B) to defend any opposition proceedings in respect of obtaining and maintaining such copyright, patent, trademark or other analogous protection.

                  (iv) In the event that the Company is unable after reasonable effort to secure the Employee's signature on any of the documents referenced in Section 6(b)(iii) hereof, whether because of the Employee's physical or mental incapacity or for any other reason whatsoever, the Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Employee's agent and attorney-in-fact, to act for and in his/her behalf and stead to execute and file any such documents and to do all other lawfully permitted acts to further the prosecution and issuance of any such copyright, patent, trademark or other analogous protection with the same legal force and effect as if executed by the Employee.

                  (v) The Employee represents that the innovations, designs, systems, analyses, ideas for marketing programs, and all copyrights, patents, trademarks and trade names, or similar intangible personal property identified on Schedule E hereof comprises all of the innovations, designs, systems, analyses, ideas for marketing programs, and all copyrights, patents, trademarks and trade names, or similar intangible personal property that the Employee has made or conceived of prior to the date hereof, and same are excluded from the operation of the other provisions of this Section 6(b).

     7.        COVENANT NOT TO COMPETE.

               (a) The Employee shall not, anywhere in the world, during the Term and for a period of two (2) years thereafter (the "Restricted Period"), do any of the following directly or indirectly without the prior written consent of the Company in its sole discretion:

                      (i) engage or participate, directly or indirectly, in any business activity competitive with the Business or the business of any of the Company's subsidiaries or affiliates as conducted during the Term;

                      (ii) become interested (as owner, proprietor, promoter, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) in any person, firm, corporation,

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                          EMPLOYMENT AGREEMENT



association or other entity engaged in any business that is competitive with the Business or of the business of any subsidiary or affiliate of the Company as conducted during the Term, or become interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) any portion of the business of any person, firm, corporation, association or other entity where such portion of such business is competitive with the Business of the Company or the business of any subsidiary or affiliate of the Company as conducted during the Term (notwithstanding the foregoing, the Employee may hold not more than one percent (1%) of the outstanding securities of any class of any publicly-traded securities of a company that is engaged in business activity competitive with the Business or the business of any of the Company's subsidiaries or affiliates as conducted during the Term);

                      (iii) solicit or call on for a purpose competitive with the Business, either directly or indirectly, any (A) customer with whom the Company shall have dealt at any time during the two (2) year period immediately preceding the termination of the Employee's employment hereunder, or (B) supplier or distributor with whom the Company shall have dealt at any time during the two (2) year period immediately preceding the termination of the Employee's employment hereunder;

                      (iv) influence or attempt to influence any supplier, distributor, customer or potential customer of the Company to terminate or modify any written or oral agreement or course of dealing with the Company; or

                      (v) influence or attempt to influence any person either (A) to terminate or modify the employment, consulting, agency, distributorship or other arrangement with the Company, or (B) to employ or retain, or arrange to have any other person or entity employ or retain, any person who has been employed or retained by the Company as an employee, consultant, agent or distributor of the Company at any time during the twelve
(12) month period immediately preceding the termination of the Employee's employment hereunder.

                  (b) The Employee hereby acknowledges that the limitations as to time, character or nature and geographic scope placed on his/her subsequent employment by this Section 7 are reasonable and fair and will not prevent or materially impair his/her ability to earn a livelihood.

     8. TERMINATION OF EMPLOYMENT. The Employee's employment hereunder may be terminated upon the occurrence of any one of the events described in this Section 8 or pursuant to a non-renewal of the Agreement under Section 1(b) hereof. Upon termination of the Employee's employment, the Employee shall be entitled only to such compensation and benefits as described in this Section 8.

                      8.1     TERMINATION FOR DISABILITY.

                              (a)    In the event of the disability of the
Employee such that the Employee is unable to perform the duties and responsibilities hereunder to the full extent required by this Agreement by reasons of illness, injury or incapacity for a period of more than sixty (60) consecutive days or more than forty-five (45) days, in the aggregate, during any ninety (90) day period ("Disability"), the Employee's employment hereunder may be terminated by the Company.

                              (b)    In the event of a termination of the
Employee's employment hereunder pursuant to Section 8.1(a), the Employee will be entitled to receive all accrued and unpaid (as of the date of such termination) Base Salary and other forms of compensation and benefits payable or provided in accordance with the terms of any then existing compensation or benefit plan or arrangement, including payment prescribed under and disability or life insurance plan or arrangement in which he/she is a participant or to which he/she is a party as an employee of the Company; provided that the Employee has complied with all of his/her obligations under this

                       Confidential        Page 5 of 16

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                          EMPLOYMENT AGREEMENT



Agreement and continues to comply with all of his/her surviving obligations hereunder listed in Section 10. The amounts to be paid to Employee under this
Section 8.1(b) shall be paid in accordance with the Company's normal payroll and incentive compensation distribution cycle then in effect. Except as specifically set forth in this Section 8.1(b), the Company shall have no liability or obligation to the Employee for compensation or benefits hereunder by reason of such termination.

                      8.2 TERMINATION BY DEATH. In the event that the Employee dies during the Term, the Employee's employment hereunder shall be terminated thereby and the Company shall pay to the Employee's executors, legal representatives or administrators an amount equal to: the accrued and unpaid portion of the Base Salary and other compensation for the month in which he/she dies. Except as specifically set forth in this Section 8.2, the Company shall have no liability or obligation hereunder to the Employee's executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through him/her by reason of the Employee's death, except that the Employee's executors, legal representatives or administrators will be entitled to receive the payment prescribed under any death or disability benefits plan in which he/she is a participant as an employee of the Company, and to exercise any rights afforded under any compensation or benefit plan then in effect. The amounts to be paid to Employee under this Section 8.2 shall be paid in accordance with the Company's normal payroll and incentive compensation distribution cycle then in effect.

                      8.3     TERMINATION FOR CAUSE.

                              (a)    The Company may terminate the Employee's
employment hereunder at any time for "cause" upon written notice to the Employee. For purposes of this Agreement, "cause" shall mean:

                                     (i)    any material breach by the
Employee of any of his/her obligations under this Agreement;

                                     (ii)   willful failure or inability by
the Employee to perform satisfactorily the duties required by or appropriate for the Position, as determined by the President of the Company in his sole discretion;

                                     (iii)  conduct of the Employee involving
any type of disloyalty to the Company or willful misconduct with respect to the Company, including without limitation fraud, embezzlement, theft or proven dishonesty in the course of the employment, or any attempt by the Employee to secure any personal profit related to the Business and the business opportunities of the Company without the informed prior approval of the Board of Directors;

                                     (iv)   conviction of a felony or other
criminal act punishable by more than one (1) year in prison;

                                     (v)    commission by the Employee of an
intentional tort or an act involving moral turpitude or constituting fraud; or

                                     (vi)   habitual alcohol or substance
abuse or addiction.

                              (b)    In the event of a termination of the
Employee's employment hereunder pursuant to Section 8.3(a), the Employee shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) Base Salary, benefits and bonuses. The amounts to be paid to Employee hereunder shall be paid in accordance with the Company's normal payroll and incentive compensation distribution cycle then in effect. All Base Salary, benefits and bonuses shall cease at the time of such termination, subject to the terms of any

                      Confidential        Page 6 of 16

                          EMPLOYMENT AGREEMENT



benefit or compensation plan then in force and applicable to the Employee. Any options to purchase the Company's common stock issued to Employee, including any vested or unvested portion thereof, shall be canceled at the time of such termination, and the Employee shall not be entitled to exercise any such options. Except as specifically set forth in this Section 8.3, the Company shall have no liability or obligation hereunder by reason of such termination.

                      8.4     TERMINATION WITHOUT CAUSE BY EITHER PARTY.

                              (a)    Either party may terminate the Employee's
employment hereunder during the Term, for any reason, without cause, effective upon the date designated by the terminating party as follows:

                                     (i)    during the first six (6) months of
the Term, either party may terminated Employee's employment at any time under this Section 8.4 upon a minimum of three (3) months' written notice to the other party;

                                     (ii)   after the first six (6) months of
the Term, either party may terminate the Employee's employment at any time under this Section 8.4 upon a minimum of six (6) months' written notice to the other party;

                              (b)    In the event of a termination of the
Employee's employment hereunder pursuant to Section 8.4(a), the Employee shall be entitled to receive all accrued (as of the effective date of the Employee's termination) but unpaid Base Salary, benefits and bonuses. The amounts to be paid to Employee under the preceding sentence shall be paid in accordance with the Company's normal payroll and incentive compensation distribution cycle then in effect. In addition, Employee will be eligible to receive a liquidated termination fee equivalent to: (i) one (1) week's Base Salary for every year of employment with EXE up to five (5) years; and (ii) two (2) week's Base Salary for every year of employment with EXE over five (5) years. The amounts to be paid to Employee under the preceding sentence shall be payable in accordance with the Company's regular payroll practices in accordance with the Company's severance payment plan then in effect, if any, at the time the Company terminates Employee's employment pursuant to Section 8.4(a); provided that, if the Employee obtains other employment during the period during which payments are being made following termination, then the Company shall only be obligated to pay the Employee the difference between the installments provided for in this Section 8.4 and the salary the Employee shall receive from his/her new employer during such period of employment. Employee acknowledges that, as a condition to participation in such severance plan, Employee must complete in good faith such employee exit forms then in use by the Company at the time Employee's employment is terminated and acknowledge in writing on such forms then in use by the Company, Employee's obligations to the Company including, but not limited to, Employee's obligations with respect to confidentiality and Company property set forth in Sections 5 and 6 hereof and Employee's obligations with respect to the Covenant not to Compete set forth in Section 7 hereof. All Base Salary, benefits and bonuses shall cease at the time of such termination, subject to the terms of any benefit or compensation plan then in force and applicable to the Employee. Except as specifically set forth in this
Section 8.4, the Company shall have no liability or obligation hereunder by reason of such termination.

                      8.5.    NON-RENEWAL BY EITHER PARTY.

                      In the event of a non-renewal of the Agreement by EXE pursuant to Section 1(b) hereof, the Employee shall be eligible to receive an amount equal to all accrued (as of the effective date of Employee's termination) but unpaid compensation, benefits and bonuses. The amounts to be paid to Employee under the preceding sentence shall be paid in accordance with the Company's normal payroll and incentive compensation distribution cycle then in effect. In addition, Employee will be eligible to receive: (i) one (1) week's Base Salary for

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                          EMPLOYMENT AGREEMENT



every year of employment with EXE up to five (5) years; and (ii) two (2) week's Base Salary for every year of employment with EXE over five (5) years. The amounts to be paid to Employee under the preceding sentence shall be payable in accordance with the Company's regular payroll practices in accordance with the Company's severance payment plan then in effect, if any, at the time the Employee's employment ceases; provided that, if the Employee obtains other employment during the period during which payments are being made following non-renewal, then the Company shall only be obligated to pay the Employee the difference between the installments provided for in this Section 8.5 and the salary the Employee shall receive from his/her new employer during such period of employment. Employee acknowledges that, as a condition to participation in such severance plan, Employee must complete in good faith such employee exit forms then in use by the Company at the time Employee's employment is terminated and acknowledge in writing on such forms then in use by the Company, Employee's obligations to the Company including, but not limited to, Employee's obligations with respect to confidentiality and Company property set forth in Sections 5 and 6 hereof and Employee's obligations with respect to the Covenant not to Compete set forth in Section 7 hereof. All Base Salary, benefits and bonuses shall cease at the time of such termination, subject to the terms of any benefit or compensation plan then in force and applicable to the Employee. Except as specifically set forth in this Section 8.5, the Company shall have no liability or obligation hereunder by reason of such termination.

                      8.6.    OPTIONS; REPURCHASE OF SHARES.

                      Upon the termination of the Employee's employment pursuant to Section 8 other than under Sections 8.3, all further vesting on all stock options and/or restricted stock in the Company held by the Employee shall immediately cease as of such date and thereafter any vested stock options shall be exercisable and any restricted stock or other equity securities held by the Employee shall be subject to repurchase by the Company in accordance with their respective terms and the terms of any related agreements between the Company and the Employee.

     9.               REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE EMPLOYEE.

                      (a) The Employee represents and warrants to the Company that:

                              (i)    There are no restrictions, agreements or
understandings whatsoever to which the Employee is a party which would prevent or make unlawful the Employee's execution of this Agreement or the Employee's employment hereunder, or which is or would be inconsistent or in conflict with this Agreement or the Employee's employment hereunder, or would prevent, limit or impair in any way the performance by the Employee of the obligations hereunder; and

                              (ii)   The Employee has disclosed to the Company
all restraints, confidentiality commitments or other employment restrictions that he/she has with any other employer, person or entity.

                      (b) Upon and after his/her termination or cessation of employment with the Company and until such time as no obligations of the Employee to the Company hereunder exist, the Employee (i) shall provide a complete copy of this Agreement to any prospective employer or other person, entity or association in the Business, with whom or which the Employee proposes to be employed, affiliated, engaged, associated or to establish any business or remunerative relationship prior to the commencement thereof and
(ii) shall notify the Company of the name and address of any such person, entity or association prior to his/her employment, affiliation, engagement, association or the establishment of any business or remunerative relationship.

     10. SURVIVAL OF PROVISIONS. The provisions of this Agreement set forth in Sections 5 through

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                          EMPLOYMENT AGREEMENT



20 hereof shall survive the termination of the Employee's employment hereunder.

     11. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the Company and the Employee and his/her respective successors, executors, administrators, heirs and/or permitted assigns; provided that neither the Employee nor the Company may make any assignments of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other parties hereto, except that, without such consent, the Company may assign this Agreement to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise, provided that such successor assumes in writing all of the obligations of the Company under this Agreement.

     12. NOTICE. Any notice hereunder by either party shall be given by personal delivery or by sending such notice by certified mail, return-receipt requested, or by overnight delivery with a reputable courier service, or telecopied, addressed or telecopied, as the case may be, to the other party at its address set forth below or at such other address designated by notice in the manner provided in this section. Such notice shall be deemed to have been received upon the date of actual delivery if personally delivered or, in the case of mailing, two (2) days after deposit with the U.S. mail, or if by overnight delivery, the date of delivery or, in the case of facsimile transmission, when confirmed by the facsimile machine report.

                           If to the Employee:

                                    Michael Burstein
                                    Facsimile: 972-503-1433

                           If to the Company:

                                    EXE Technologies, Inc.
                                    8787 Stemmons Freeway
                                    Dallas  TX 75247
                                    Attention: Adam C. Belsky
                                    Facsimile: 214-775-0913

                           with a copy to:

                                    EXE Technologies, Inc.
                                    300 Baldwin Tower Boulevard
                                    Eddystone, PA 19022
                                    Attention: Christopher F. Wright, Esquire
                                    Facsimile: 610-447-1824


     13. ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature between the parties hereto relating to the employment of the Employee with the Company. This Agreement may not be changed or modified, except by an agreement in writing signed by each of the parties hereto.

     14. WAIVER. The waiver of the breach of any term or provision of this Agreement shall not

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                          EMPLOYMENT AGREEMENT



operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.

     15. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas, without regard to the principles of conflicts of laws of any jurisdiction.

     16. INVALIDITY. If any provision of this Agreement shall be determined to be void, invalid, unenforceable or illegal for any reason, then the validity and enforceability of all of the remaining provisions hereof shall not be affected thereby. If any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, then such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such amendment to apply only to the operation of such provision in the particular jurisdiction in which such adjudication is made; provided that, if any provision contained in this Agreement shall be adjudicated to be invalid or unenforceable because such provision is held to be excessively broad as to duration, geographic scope, activity or subject, then such provision shall be deemed amended by limiting and reducing it so as to be valid and enforceable to the maximum extent compatible with the applicable laws of such jurisdiction, such amendment only to apply with respect to the operation of such provision in the applicable jurisdiction in which the adjudication is made.

     17. SECTION HEADINGS. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

     18. NUMBER OF DAYS. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and legal holidays; provided that, if the final day of any time period falls on a Saturday, Sunday or day which is a legal holiday in Texas, then such final day shall be deemed to be the next day which is not a Saturday, Sunday or legal holiday.

     19.              SPECIFIC ENFORCEMENT; EXTENSION OF PERIOD.

                      (a) The Employee acknowledges that the restrictions contained in Sections 5, 6, and 7 hereof are reasonable and necessary to protect the legitimate interests of the Company and its affiliates and that the Company would not have entered into this Agreement in the absence of such restrictions. The Employee also acknowledges that any breach by him/her of Sections 5, 6, or 7 hereof will cause continuing and irreparable injury to the Company for which monetary damages would not be an adequate remedy. The Employee shall not, in any action or proceeding to enforce any of the provisions of this Agreement, assert the claim or defense that an adequate remedy at law exists. In the event of such breach by the Employee, the Company shall have the right to enforce the provisions of Sections 5, 6, and 7 of this Agreement by seeking injunctive or other relief in any court, and this Agreement shall not in any way limit remedies of law or in equity otherwise available to the Company.

                      (b) The periods of time set forth in Sections 5, 6 and 7 hereof shall not include, and shall be deemed extended by, any time required for litigation to enforce the relevant covenant periods, provided that the Company is successful on the merits in any such litigation. The "time required for litigation" is herein defined to mean the period of time commencing on the earlier of the Employee's first breach of such covenants or the service of process upon the Employee and ending on the expiration of all appeals related to such litigation.

     20. CONSENT TO SUIT. In the case of any dispute under or in connection with this Agreement, the Employee may only bring suit against the Company in the Courts of the State of Texas in and for the County of Dallas or in the Federal District Court for such geographic location. The Employee hereby consents to the jurisdiction and venue of the courts of the State of Texas in and for the County of Dallas or the Federal District Court for such geographic location, provided that such Federal Court has subject matter jurisdiction over such dispute, and the Employee hereby waives any claim he may have at any time as to FORUM NON CONVENIENS with

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                          EMPLOYMENT AGREEMENT



respect to such venue. The Company shall have the right to institute any legal action arising out of or relating to this Agreement in any appropriate court and in any jurisdiction. Any judgment entered against either of the parties in any proceeding hereunder may be entered and enforced by any court of competent jurisdiction. If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, then the prevailing party shall be entitled to recover, in addition to any other relief, reasonable attorneys' fees, costs and disbursements.

     21. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first written above.



                              EXE TECHNOLOGIES, INC.



                              By:  /s/ Raymond R. Hood
                                   -----------------------------

                              Title: President/CEO
                                     ---------------------------


                              /s/ Michael Burstein
                              ----------------------------------
                              Michael Burstein












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                             EMPLOYMENT AGREEMENT



                                   SCHEDULE A

                           EMPLOYMENT AND COMPENSATION

POSITION:                           DIRECTOR - CORPORATE FINANCE
REPORTING MANAGER:                  ADAM BELSKY

BASE MONTHLY SALARY:                $12,500.00

DUTIES AND RESPONSIBILITIES:        Analyzes operating results of business and
                                    its units versus approved plans and
                                    objectives; ensures soundness of company's financial structure:

                                    - Reviews working capital/flow requirements
                                      on a regular basis.
                                    - Negotiates/arranges outside finance, if
                                      necessary.
                                    - Presents operating and capital expenditure
                                      budgets for review and approval by Board.
                                    - Directs and coordinates the establishment
                                      of corporate budgets.
                                    - Provides operating managers with
                                      statistical analyses of operating results and plans.
                                    - Provides to CFO monthly, quarterly and
                                      annual financial operating reports.
                                    - Through Controller, provides procedures
                                      and systems necessary to maintain proper financial records and afford adequate accounting controls and services.
                                    - Through Treasurer, acts as custodian of
                                      funds, securities and assets of the
                                      company, and directs the company's
                                      insurance programs.
                                    - Serves as main conduit of information to
                                      CFO on general economic, business, and
                                      financial conditions, and their impact
                                      on the Company's strategies and
                                      objectives.





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                              EMPLOYMENT AGREEMENT



                                   SCHEDULE B

                             OPTION VESTING SCHEDULE

INITIAL OPTION:

(a)  10,000 shares on the first anniversary of the date of the Grant.

(b)  10,000 shares on the second anniversary of the date of the Grant.

(c)  10,000 shares on the third anniversary of the date of the Grant.

(d)  10,000 shares on the fourth anniversary of the date of the Grant.


























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                              EMPLOYMENT AGREEMENT





                                   SCHEDULE C

                             EXE TECHNOLOGIES, INC.
     AMENDED AND RESTATED 1997 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN

[A COPY OF THE PLAN WITH EXHIBITS WILL BE SUPPLIED TO THE EMPLOYEE IF AND WHEN THE OPTIONS REFERENCED IN THE AGREEMENT ARE GRANTED.]




















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                              EMPLOYMENT AGREEMENT



                                   SCHEDULE D

                            NON SALARY CONSIDERATIONS

1.   Paid holidays in accordance with Company's holiday schedule:

2.   Vacation:



          Years of continuous service              No. of Days Vacation
          ---------------------------              --------------------
          1 month but less than 3 years......      1 day per month accrued
          3 years but less than 10...........      17 days per year accrued
          10 years and over..................      22 days per year accrued


3.   Medical Plan - Employer/Employee paid.

4.   Dental Plan - Employer/Employee paid.

5.   Life Insurance/AD&D - equal to $50,000 - Employer paid.

6.   Voluntary Term Life Insurance

7. Vision plan - Employer paid - provides 20% to 60% discount on all vision services.

8. Flexible Benefit Plan - enables employees to set aside pre-tax dollars for the reimbursement of certain qualified expenses.

9. Short-term Disability - Employer paid - provides salary continuation to regular, full-time employees who are unavoidably absent from work due to personal illness, injury or pregnancy.

10. Long-term Disability - Employer paid - provides income protection in the event of a long-term disability, equal to 60% of basic monthly earnings.

11. 401(k) Plan - permits deferral of pre-tax dollars up to 15% of salary. Company matches 100% of first 5% contribution.

12. Tuition Assistance - provides educational reimbursement benefits to eligible employees.

    EXETECHNOLOGIES RESERVES THE RIGHT TO, AT ANY TIME, ADD TO, MODIFY, REVOKE,
       SUSPEND, TERMINATE OR CHANGE ANY OR ALL BENEFIT PLANS WITHOUT NOTICE.




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                              EMPLOYMENT AGREEMENT



                                   SCHEDULE E

                                PRIOR INVENTIONS

NONE.


























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